UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2007

Commission File Number: 001-31516

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0177556
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 NORTH 34TH STREET,

SEATTLE, WASHINGTON 98103

(Address of principal executive offices)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 925-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 12, 2007, Getty Images (US), Inc., a wholly-owned subsidiary of Getty Images, Inc., (collectively “we”) entered into a sublease with New York Magazine Holdings, L.L.C. (New York Magazine) for certain of our excess leased facilities in New York. New York Magazine will sublease 72,843 square feet of our approximately 145,800 square feet of excess leased space at 75 Varick Street, New York, New York for a term beginning May 1, 2007 and ending March 30, 2015, the end of our lease term.

As previously disclosed on May 23, 2006, in 2006 we recorded an estimated loss that we expected to incur in connection with our excess leased facilities in New York. We do not currently expect this estimate to change materially as a result of this sublease.

This summary of the sublease is qualified in its entirety by reference to the sublease agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Sublease agreement between Getty Images (US), Inc. and New York Magazine Holdings, L.L.C., dated March 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

	By:	/s/ THOMAS OBERDORF
Thomas Oberdorf
Senior Vice President and Chief Financial Officer
Date: March 16, 2007